Exhibit 10.1

SEVENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SEVENTH Amendment to Loan and Security Agreement (this “Amendment”), dated as of April 21, 2023, is executed and delivered by ZEROFOX, INC. (“Borrower”), ZEROFOX HOLDINGS, INC., ZEROFOX HOLDINGS, LLC, IDX FORWARD MERGER SUB, LLC, IDENTITY THEFT GUARD SOLUTIONS, INC., RBP FINANCIAL SERVICES, LLC, ZEROFOX CHILE HOLDINGS, LLC, ZEROFOX INDIA HOLDING, LLC, and VIGILANTEATI, INC. (each a “Guarantor” and, collectively, “Guarantors”; Borrower and Guarantors are each a “Loan Party” and, collectively, “Loan Parties”) and STIFEL BANK (“Bank”). Except where otherwise noted, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a.
Bank and Loan Parties are parties to that certain Loan and Security Agreement dated as of January 7, 2021, as amended by the First Amendment and Joinder to Loan and Security Agreement dated as of June 7, 2021, the Waiver dated as of August 27, 2021, the Second Amendment and Waiver to Loan and Security Agreement dated as of December 8, 2021, the Third Amendment to Loan and Security Agreement dated as of December 16, 2021, the Fourth Amendment to Loan and Security Agreement dated as of February 10, 2022, the Fifth Amendment to Loan and Security Agreement dated as of August 3, 2022, and the Sixth Amendment and Joinder to Loan and Security Agreement dated as of October 6, 2022, each among Loan Parties and Bank (as so amended, the “Existing Loan Agreement”).
b.
From and after the date hereof, Loan Parties and Bank desire to amend the terms and provisions of the Existing Loan Agreement as provided herein, and the Existing Loan Agreement, as supplemented by this Amendment, and as hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1.
Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.
2.
Amendment. The Loan Agreement is hereby amended as follows:
(a)
The following defined term is hereby added in Section 1.1 of the Loan Agreement, as follows:

“Seventh Amendment Effective Date” means April 21, 2023.

(b)
The following defined terms in Section 1.1 of the Loan Agreement are hereby amended and restated, as follows:

“Aggregate Borrowing Limit” means Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

“Formula Revolving Line” means one (1) or more credit extensions of up to an aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

“Formula Revolving Line Maturity Date” means June 30, 2025.

“Liquidity Ratio” means the ratio of (a) the sum of (i) Loan Parties’ unrestricted cash at Bank plus (ii) the product of (A) Loan Parties’ trade accounts receivable less any allowance for doubtful accounts, multiplied by (B) 0.50, to (b) Loan Parties’ aggregate Indebtedness to Bank (excluding Indebtedness secured by restricted cash collateral in a segregated account at Bank). The inputs in clauses (a)(i) and (b) above will be the amount of unrestricted cash at Bank or Indebtedness to Bank, as applicable, at the time of testing. The input in clause (a)(ii) above will be the net trade Accounts most recently reported with the financial statements required by Section 6.3.

(c)
In the defined term “Permitted Indebtedness” in Section 1.1 of the Loan Agreement, clause (j) is hereby amended by removing the word “and” at the end of that clause, clause (k) is hereby amended by renumbering it as clause “(l)”, and a new clause (k) is hereby added, as follows:

(k) equipment lease obligations of Lookingglass Cyber Solutions, Inc. to MacQuarie Equipment Capital Inc. existing on the Seventh Amendment Effective Date in an aggregate amount of approximately $98,021;

(d)
Clause (j) of the defined term “Permitted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated, as follows:

(j) Investments by Borrower in (i) ZeroFox Chile SpA (either directly or indirectly through ZeroFox Chile Holdings LLC), in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate during any six-month period, (ii) ZeroFox UK Ltd in an aggregate amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000) in the aggregate during any six-month period, (iii) ZeroFox India Private Limited (either directly or indirectly through ZeroFox India Holding, LLC), in an amount not to exceed Two Million Dollars ($2,000,000) in the aggregate during any six-month period, and (iv) Lookingglass Cyber Solutions Europe s.r.o. (either directly or through a Subsidiary) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any six-month period; provided that, no Investment made by Borrower in any of the entities described in this subsection within any six-month period shall prevent Borrower from making an Investment not to exceed the amounts described in this subsection in any other six-month period, regardless of whether such Investment is made prior to the Closing Date;

(e)
The defined term “Cash Burn” and its definition in Section 1.1 of the Loan Agreement are hereby deleted.
(f)
Section 2.5(b) (Unused Fee) of the Loan Agreement is hereby amended by deleting the text “Fifteen Million Dollars ($15,000,000)” appearing therein and inserting the text “Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000)” in lieu thereof.
(g)
Section 6.7 of the Loan Agreement is hereby amended and restated, as follows:

6.7 Accounts. Each Loan Party and any Subsidiary thereof that maintains its primary accounts in the United States of America shall maintain its primary depository, operating, and investment accounts with Bank. Each Loan Party shall use commercially reasonable efforts to utilize and shall cause each of its Subsidiaries to use commercially reasonable efforts to utilize Bank’s International Banking Division for any international banking services required by such Loan Party, including, but not limited to, foreign currency wires, hedges, swaps, FX Contracts, and Letters of Credit. Notwithstanding the foregoing,

(a) Identity Theft Guard Solutions, Inc. may maintain accounts with Comerica Bank existing as of the Seventh Amendment Effective Date, so long as (i) as of the last day of each month, the aggregate balance in such accounts in excess of $250,000 has been transferred to an account at Bank, (ii) within forty-five (45) days after the Seventh Amendment Effective Date, Comerica Bank has entered into an account control agreement with Bank in form and substance satisfactory to Bank, and (iii) such accounts are closed no later than June 30, 2024;

(b) Loan Parties, other than Lookingglass Cyber Solutions, LLC, may maintain their existing accounts at Silicon Valley Bank or its successor-in-interest, so long as such accounts are closed no later than sixty (60) days after the Seventh Amendment Effective Date;

(c) Lookingglass Cyber Solutions, LLC may maintain its accounts existing as of the Seventh Amendment Effective Date, so long as (i) within forty-five (45) days after the Seventh Amendment Effective Date, each financial institution at which any such accounts are located has entered into an account control agreement with Bank in form and substance satisfactory to Bank, and (ii) such accounts are closed no later than one hundred forty (140) days after the Seventh Amendment Effective Date; and

(d) Borrower may maintain a domestic account at HSBC to support its foreign operations so long as the aggregate balance in such accounts does not exceed $50,000 at any time (provided, the balance may exceed such amount in connection with facilitating payment of payroll in the United Kingdom so long as the balance is reduced to less than $50,000 within three Business Days) and no account control agreement will be required.

(h)
Section 6.8 of the Loan Agreement is hereby amended and restated, as follows:

6.8 Financial Covenants. Borrower shall maintain the financial covenants in Section 6.8(a) and Section 6.8(b) below at all times.

(a) Minimum Cash at Bank. Loan Parties shall maintain unrestricted cash at Bank of at least Seventeen Million Five Hundred Thousand Dollars ($17,500,000), tested on a continuous basis. Loan Parties acknowledge and agree that any request by a Loan Party or any other Person to pay or otherwise transfer funds that would cause Loan Parties’ balance of unrestricted cash at Bank to be less than the amount required by this Section 6.8(a) shall constitute an immediate Event of Default.

(b) Liquidity Ratio. Tested monthly as of the last day of each month, Loan Parties shall maintain a Liquidity Ratio of at least 1.50 to 1.00.

3.
Consent to Acquisition. Borrower has informed Bank that Parent has entered into that certain Agreement and Plan of Merger, dated as of April 14, 2023, by and among Parent, LGCS Acquisition Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Acquiror”), LGCS Holdco, Inc., a Delaware corporation (“Target Holdco”), LGCS Merger Sub, Inc., a Delaware corporation (“LGCS Merger Sub”), Lookingglass Cyber Solutions, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form attached as Appendix I to this Amendment (such agreement, the “LGCS Acquisition Agreement”). Pursuant to the LGCS Acquisition Agreement:
(a)
LGCS Merger Sub will merge with and into the Company, with the Company surviving that merger as a wholly owned subsidiary of Target Holdco;
(b)
the Company will convert from a Delaware corporation to a Delaware limited liability company with the name Lookingglass Cyber Solutions, LLC; and
(c)
Target Holdco will merge with and into Acquiror, with Acquiror surviving that merger;

all as more particularly described in the LGCS Acquisition Agreement. As consideration for such transactions, Target Holdco’s stockholders will receive shares of common stock of Parent. In addition, Alsop Louie Capital 2, L.P., a holder of Indebtedness of the Company, will receive a cash payment of approximately $1,900,000 and a convertible promissory note issued by Borrower in the face amount of approximately $3,300,000 (such note, the “Seller Note”) (such transactions, collectively, the “LGCS Acquisition”).

Bank hereby consents to the LGCS Acquisition, subject to the satisfaction of the conditions set forth in Section 9 of this Amendment and the following express conditions:

(t) That the LGCS Acquisition is completed on substantially the terms stated in the LGCS Acquisition Agreement, and that all material conditions stated in the LGCS Acquisition Agreement have been satisfied and not waived without Bank’s prior written consent;

(u) That no Event of Default has occurred and is continuing at the time of the LGCS Acquisition or will result from the consummation of the LGCS Acquisition;

(v) That no Loan Party incurs or assumes any Indebtedness, other than Permitted Indebtedness, in connection with the LGCS Acquisition;

(w) That, at the time of the LGCS Acquisition, the assets of the Acquiror, the Company, and the Company’s subsidiaries (if any) are not subject to any Liens other than Permitted Liens;

(x) That Alsop Louie Capital 2, L.P. executes a subordination agreement, in form and substance satisfactory to Bank, with respect to the Seller Note; and

(y) That, within forty-five (45) days after the consummation of the LGCS Acquisition, each of Acquiror, the Company, and any subsidiary of the Company then existing joins the Loan Agreement as a “Borrower” or “Guarantor” thereunder by the execution of a joinder agreement in form and substance satisfactory to Bank (clause (y) above, the “Post-Closing Condition”). Bank and Loan Parties hereby agree that Loan Parties’ failure to cause the Post-Closing Condition to be achieved by the required date shall be an immediate Event of Default under the Loan Agreement.

4.
Release.
(a)
Loan Parties acknowledge that Bank would not enter into this Amendment without Loan Parties’ assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Loan Parties hereby absolutely discharge and release Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank's and such entity's former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Loan Parties now have against Bank of any nature, including any claims that Loan Parties, their successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.
(b)
The provisions, waivers, and releases set forth in this Section are binding upon Loan Parties’ shareholders, members, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.
(c)
Loan Parties warrant and represent that Loan Parties are the sole and lawful owners of all right, title and interest in and to all of the claims released hereby, and Loan Parties have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Loan Parties shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(d)
The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank's actions to exercise any remedy available under the Loan Agreement or otherwise.
5.
No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Loan Parties of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
6.
Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
7.
Representations and Warranties; No Event of Default. Loan Parties hereby represent and warrant to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, (b) each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) to the extent required under the Loan Agreement, and (c) no Event of Default has occurred and is continuing.
8.
Counterparts; Facsimile and Other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.
9.
Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Loan Parties;
(b)
an officer’s certificate of each Loan Party with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
(c)
a Warrant to Purchase Common Stock, duly executed by Parent;
(d)
evidence that the LGCS Acquisition has occurred or will occur concurrently with the effectiveness of this Amendment;
(e)
a payoff letter, duly executed by Eastward Fund Management, LLC, together with evidence that the amount specified therein will be repaid in full concurrently with the consummation of the LGCS Acquisition;
(f)
a Subordination Agreement, duly executed by Alsop Louie Capital 2, L.P. and acknowledged by each Loan Party, together with an executed copy of the Seller Note;
(g)
Lien and judgment searches in all applicable jurisdictions indicating that, as to each Loan Party, except for Permitted Liens, there are no security interests or Liens of record in such Loan Party’s Collateral;
(h)
payment of a $25,000 facility fee, which may be debited from Borrower’s accounts;
(i)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from Borrower’s accounts; and
(j)
such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

10.
Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity and performance, and none of its terms or provisions may be waived, altered, modified or amended except as Bank may consent thereto in a writing duly signed for and on its behalf.
11.
Post-Closing. Loan Parties shall deliver to Bank, within seven (7) days after the date of this Amendment, original wet-ink signatures to the documents executed by Loan Parties referenced in Section 9 of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ZEROFOX, INC.

By: /s/ James C. Foster

Name: James C. Foster

Title: Chief Executive Officer

GUARANTORS:

ZEROFOX HOLDINGS, inc.

By: /s/ James C. Foster

Name: James C. Foster

Title: Chief Executive Officer and Chairman

ZEROFOX HOLDINGS, LLC

By: /s/ James C. Foster

Name: James C. Foster

Title: Chief Executive Officer and President

IDX FORWARD MERGER SUB, LLC

By: /s/ James C. Foster

Name: James C. Foster

Title: Chief Executive Officer and President

IDENTITY THEFT GUARD SOLUTIONS, inc.

By: /s/ James C. Foster

Name: James C. Foster

Title: Chief Executive Officer and President

RBP Financial Services, LLC

By: /s/ Timothy S. Bender

Name: Timothy S. Bender

Title: Manager

ZEROFOX CHILE HOLDINGS, LLC

By: /s/ Timothy S. Bender

Name: Timothy S. Bender

Title: Chief Financial Officer of ZeroFox, Inc., Manager

GUARANTORS (cont.):

ZeroFox India Holding, LLC

By: /s/ Timothy S. Bender

Name: Timothy S. Bender

Title: Chief Financial Officer of ZeroFox, Inc., Manager

vigilanteati, inc.

By: /s/ Timothy S. Bender

Name: Timothy S. Bender

Title: Chief Financial Officer

BANK:

STIFEL BANK

By: /s/ James C. Binz

Name: James C. Binz

Title: Executive Vice President